Exhibit 99.1

Ultralife Batteries, Inc. to Report Fourth Quarter Results on February 10, 2005
  - Investor Conference Call to be Webcast at Ultralife Batteries' Web Site -

     NEWARK, N.Y.--(BUSINESS WIRE)--Feb. 3, 2005--Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its fourth quarter 2004 results for the period ended December 31, 2004 before the market opens on Thursday, February 10, 2005. Ultralife management will host an investor conference call at 10:00AM ET also on February 10, 2005. Investors are invited to access a live webcast of the conference call in the Investor Info - Event Calendar section of the company's website: http://www.ultralifebatteries.com/invest.asp. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

     About Ultralife Batteries, Inc.

     Ultralife is a global provider of power solutions for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its range of standard products and engineered solutions, Ultralife is able to provide the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
     Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.
     Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.


     CONTACT: Ultralife Batteries, Inc.
              Robert W. Fishback, 315-332-7100
              bfishback@ulbi.com
              or
              Investor Relations:
              Lippert/Heilshorn & Associates, Inc.
              Jody Burfening, 212-838-3777
              jburfening@lhai.com
              or
              Media:
              Lippert/Heilshorn & Associates, Inc.
              Chenoa Taitt, 212-201-6635
              ctaitt@lhai.com